CUSTODY AGREEMENT



    AGREEMENT dated as of November 1, 1996, between The Payden & Rygel Investment Group (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 333 South Grand Avenue, Los Angeles, California 90071, on behalf of its managed investment funds currently existing or as may from time to time be created and designated by the Trust and covered under this Agreement and listed on Appendix A pursuant to Section 2 (individually a "Fund" and collectively, the "Funds") and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.

                           W I T N E S S E T H:

    That for and in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:

1.  Definitions.

    Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    (a)  "Affiliated Person" shall have the meaning of the term within
    Section 2(a)3 of the 1940 Act.

    (b) "Authorized Person" shall be deemed to include the Chairman of the Board of Trustees, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust and listed in the certification annexed hereto as Appendix B or such other certification as may be received by the Custodian from time to time.

    (c) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

    (d) "Business Day" shall mean any day on which the Trust, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

    (e) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Trust by any two Authorized Persons or any two officers thereof.

    (f) "Master Trust Agreement" shall mean the Master Trust Agreement of the Trust dated January 22, 1992 as the same has been and may be amended from time to time.

   (g) "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

   (h) "Fund" or "Funds" refers to a fund of the Trust listed on Appendix A or any such other separate and distinct fund as may from time to time to be created and designated by the Trust in accordance with the provisions of the Master Trust Agreement.

    (i) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof ("U.S. government securities"), commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

    (j) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

    (k) "Prospectus" shall mean the Trust's current prospectus and statement of additional information relating to the registration of the Funds' Shares under the Securities Act of 1933, as amended.

    (l) "Shares" refers to shares of beneficial interest $.001 par value per share of the Trust.

    (m) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities interests and investments from time to time owned by the Trust.

    (n) "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Trust.

    (o) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system, including, without limitation, electronic transmissions, facsimile and telex.

    (p) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

2.  Appointment of Custodian.

    (a) The Trust hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at the time owned by or in the possession of the Trust and specifically allocated to any Fund during the period of this Agreement.

    (b) In the event that the Trust establishes one or more investment funds other than the Funds with respect to which the Trust decides to retain the Custodian to provide custody services, the Trust shall so notify the Custodian in writing. If the Custodian is willing to render such services, the Custodian shall notify the Trust in writing, whereupon each such investment fund shall be deemed a Fund hereunder as provided in Section 2 (c) below.

    (c) Any Fund may be added to or deleted from coverage under this Agreement by attaching a revised Appendix A to this Agreement reflecting such addition or termination, dated and signed by an authorized officer or representative of each party hereto.

    (d) The Custodian hereby accepts appointment as such custodian for each Fund and agrees to perform the duties thereof as hereinafter set forth.

3.  Compensation.

    (a) The Custodian shall be entitled to receive, and the Trust agrees to pay on behalf of each Fund to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Trust. The Custodian may charge against any monies held on behalf of a Fund pursuant to this Agreement such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against any money held on behalf of a Fund pursuant to this Agreement the amount of any loss, damage, liability or expense incurred with respect to the Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities of any Fund.

    (b) Each Fund shall compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Trust.

    (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Person or authorized representative of each party hereto.

    (d) The Custodian shall bill each Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with Schedule A, as amended from time to time. The Trust on behalf of each Fund will promptly pay to the Custodian the amount of such billing with respect to such Fund.

4.  Custody of Cash and Securities.

    (a)  Receipt and Holding of Assets.

    The Trust shall deliver or cause to be delivered to the Custodian all Securities and monies owned by each Fund at any time during the period of this Agreement. The Custodian shall not be responsible for such Securities and monies until actually received by it. The Trust shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions confirmed in writing in accordance with Section 11(h) hereof or Written Instructions, as to the manner in which and in what amounts Securities and monies are to be deposited on behalf of each Fund in the Book-Entry System or the Depository; provided, however, that prior to the deposit of Securities of a Fund in the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian in the Book-Entry System or the Depository. Securities and monies of the Trust deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts for which the Custodian acts in a fiduciary or representative capacity.

    (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for each Fund and shall credit to the separate account for such Fund all monies received by it for the account of such Fund and shall disburse the same only:

         1. In payment for Securities purchased for such Fund, as provided in Section 5 hereof;

         2. In payment of dividends or distributions with respect to the Shares of such Fund, as provided in Section 7 hereof;

         3. In payment of original issue or other taxes with respect to the Shares of such Fund, as provided in Section 8 hereof;

         4. In payment for Shares of such Fund which have been redeemed by the Fund, as provided in Section 8 hereof;

         5. Pursuant to Written Instructions setting forth the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made, provided that in the event of disbursements pursuant to this sub-
         section 4(b)(5), the Fund shall indemnify and hold the Custodian harmless from any claims or losses arising out of such disbursements in reliance on such Written Instructions which it, in good faith, believes to be received from duly Authorized Persons; or

         6. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund, as provided in Sections 3 and 11(i).

    (c) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of each Fund during said day. Where securities purchased by a Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to such Fund. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and monies held for each Fund under this Agreement.

    (d) Registration of Securities and Physical Separation. All Securities held for a Fund which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Fund may be registered in the name of that Fund, in the name of the Custodian, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Trust reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of each Fund. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Fund and which may from time to time be registered in the name of a Fund. The Custodian shall hold all such Securities specifically allocated to each Fund which are not held in the Book-Entry System or the Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.

    (e) Segregated Accounts. Upon receipt of a Written Instruction the Custodian shall establish segregated accounts on behalf of each Fund to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Written Instruction.

    (f) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by a Written Instruction, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for each Fund in accordance with this
    Agreement:

         1.   Collect all income due or payable;

         2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Trust for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by a Fund and held by the Custodian or its nominees, nor shall the Custodian have any responsibility or liability to a Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Trust specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Trust for the accuracy or completeness of any notification the Custodian may furnish to the Trust with respect to put bonds;

         3.   Surrender Securities in temporary form for definitive
         Securities;

         4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

         5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund.

    (g) Delivery of Securities and Evidence of Authority. Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 of this section 4(g) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

         1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of each Fund as owner of any Securities may be exercised;

         2. Deliver or cause to be delivered any Securities held for each Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

         3. Deliver or cause to be delivered any Securities held each Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Fund such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

         4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of each Fund and take such other steps as shall be stated in Written
         Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

         5. Deliver Securities owned by each Fund upon sale of such Securities for the account of such Fund pursuant to Section 5;

         6. Deliver Securities owned by each Fund upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by such Fund;

         7. Deliver Securities owned by each Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to any Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds which are owned by the Fund and held by the Custodian or its nominee, nor shall the Custodian have any responsibility or liability to any Fund for any loss by the Fund for any missed payment or other default resulting therefrom, unless the Custodian received timely notification from the Trust specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Trust for the accuracy or completeness of any notification the Custodian may furnish to the Trust with respect to put bonds;

         8. Deliver Securities owned by each Fund for delivery in connection with any loans of Securities made by such Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust which may be in the form of cash or U.S. government securities or a letter of credit;

         9. Deliver Securities owned by each Fund for delivery as security in connection with any borrowings by such Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

         10. Deliver Securities owned by each Fund upon receipt of Written Instructions from the Trust for delivery to the Transfer Agent or to the holders of Shares of that Fund in connection with distributions in kind, as may be described from time to time in the Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

         11. Deliver Securities owned by each Fund as collateral in connection with short sales by such Fund of common stock for which the Fund owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment or further consideration, into shares of the common stock sold short;

         12. Deliver Securities owned by each Fund for any purpose expressly permitted by and in accordance with procedures described in the Prospectus; and

         13. Deliver Securities owned by each Fund for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary of the Trust, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

    (h) Endorsement and Collection of Checks. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of each Fund.

    (i) Voting and Other Action. Neither the Custodian nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of the Fund, except in accordance with Written Instructions. The Custodian, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notice, proxies, and proxy soliciting materials to the registered holder of such securities.

    (j) IRA and Other Accounts. The Custodian shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Prospectus, the Internal Revenue Code (including regulations), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, the Custodian and the Fund's Transfer Agent.


5.  Purchase and Sale of Investments of the Funds.

    (a) Promptly after each purchase of Securities for a Fund, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each purchase of Money Market Securities, either a Written Instruction or Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the Fund to which such Securities are to be specifically allocated, (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any;
    (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; (7) the name of the person from whom or the broker through whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (9) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Custodian shall receive the Securities purchased by or for the Fund and upon receipt of Securities shall pay out of the monies held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instruction.

    (b) Promptly after each sale of Securities of a Fund, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each sale of Money Market Securities, either Written Instruction or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the Fund to which the Securities were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Fund upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Trust upon receipt of the total amount payable to the Trust upon such sale, provided that the same conforms to the total amount payable to the Fund as set forth in such Written or Oral Instruction. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities .

6.  Lending of Securities.

         If a Fund is permitted by the terms of the Master Trust Agreement and as disclosed in its Prospectus to lend securities specifically allocated to a Fund, within 24 hours before each loan of Securities, the Trust shall deliver to the Custodian a Written Instruction specifying with respect to each such loan: (a) the name of the Fund to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount loaned; (d) the date of loan and delivery; (e) the total amount to be delivered to the Custodian, and specifically allocated against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (f) the name of the broker, dealer or financial institution to which the loan was made; and (g) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

         Promptly after each termination of a loan of Securities specifically allocated to a Fund, the Trust shall deliver to the Custodian a Written Instruction specifying with respect to each such loan termination and return of Securities: (a) the name of the Fund to which such loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination; (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instruction); (f) the name of the broker, dealer or financial institution from which the Securities will be returned; and (g) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the monies specifically allocated to such Fund, the total amount payable upon such return of Securities as set forth in the Written Instruction. Securities returned to the Custodian shall be held as they were prior to such loan.

7.  Payment of Dividends or Distributions.

    (a) The Trust shall furnish to the Custodian the vote of the Board of Trustees of the Trust certified by the Secretary (i) authorizing the declaration of distributions of each Fund on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the Fund, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

    (b) Upon the payment date specified in such vote, Oral Instructions or Written Instructions, as the case may be, the Custodian shall pay out the monies specifically allocated to and held for the account of the appropriate Fund the total amount payable to the Transfer Agent of the Trust.

8.  Sale and Redemption of Shares of the Funds.

    (a) Whenever any Fund shall sell any Shares, the Trust shall deliver or cause to be delivered to the Custodian a Written Instruction duly specifying:

         1.   The name of the Fund whose Shares are sold;

         2.   The number of Shares sold, trade date, and price; and

         3. The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to such Fund.

         The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Shares of a Fund and that the information contained therein will be derived from the sales of Shares of that Fund as reported to the Trust by the Transfer Agent.

    (b) Upon receipt of money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Fund.

    (c) Upon issuance of any Shares of a Fund in accordance with the foregoing provisions of this Section 8, the Custodian shall pay out of the monies specifically allocated and held for the account of such Fund all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

    (d) Except as provided hereafter, whenever any Shares of a Fund are redeemed, the Trust shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

         1.   The name of the Fund whose shares are redeemed;

         2.   The number of Shares redeemed; and

         3.   The amount to be paid for the Shares redeemed.

         The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares of that Fund as reported to the Trust by the Transfer Agent.

    (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Fund received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the monies specifically allocated to and held for the account of the Fund of the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 8.

    (f) Notwithstanding the above provisions regarding the redemption of Shares of a Fund, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by a Fund, the Custodian, unless otherwise instructed by a Written Instruction shall, upon receipt of advice from the Trust or its agent stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Fund in such advice for such purpose.

9.  Indebtedness.

    (a) The Trust shall cause to be delivered to the Custodian by any bank (excluding the Custodian) from which a Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing: (1) the name of the Fund for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Trust for the separate account of the Fund on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Prospectus.

    (b) Upon receipt of the Written Instruction referred to in subparagraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Trust from time to time such Securities specifically allocated to such Fund as may be specified in Written Instruction to collateralize further any transaction described in this Section 9. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in Written Instruction all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

10. Persons Having Access to Assets of the Funds.

    (a) No trustee or agent of the Trust, and no officer, director, employee or agent of the Trust's investment adviser, of any sub-investment adviser of a Fund, or of the Trust's administrator, shall have physical access to the assets of the Trust held by the Custodian or be authorized or permitted to withdraw any investments of the Trust, nor shall the Custodian deliver any assets of the Trust to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Trust's investment adviser, with any sub-investment adviser of any Fund or with the Trust's administrator shall have access to the assets of the Trust.

    (b) Nothing in this Section 10 shall prohibit any duly authorized officer, employee or agent of the Trust, or any duly authorized officer, director, employee or agent of the Trust's investment adviser, of any sub-investment adviser of any Fund or of the Trust's administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Trust prohibited by paragraph
    (a) of this Section 10.


11. Concerning the Custodian.

    (a) Standard of Conduct. Notwithstanding any other provision of this Agreement, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the gross negligence or willful misconduct of the Custodian or any of its employees, sub-custodians or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or of its own counsel, at the expense of the appropriate Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall not be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or the Depository.

    (b) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

         1. The validity of the issue of any Securities purchased by the Trust, the legality of the purchase thereof, or the propriety of the amount paid therefor;

         2. The legality of the sale of any Securities by the Trust or the propriety of the amount for which the same are sold;

         3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

         4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

         5. The legality of the declaration or payment of any distribution of the Trust;

         6. The legality of any borrowing for temporary or emergency administrative purposes.

    (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Trust until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the appropriate Fund's interest in the Book-Entry System or the Depository.

    (d) Amounts Due from Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

    (e) Collection Where Payment Refused. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

    (f) Appointment of Agents and Sub-Custodians. The Custodian may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as sub-custodian or as sub-custodians of Securities and monies at any time owned by the Trust. The Custodian shall use reasonable care in selecting a Depository and/or sub-custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or monies of the Trust by any Foreign Sub-Custodian. No such selection shall be effective with respect to the Trust until approved by the Board of Trustees of the Trust. In addition, the Custodian shall hold the Trust harmless from, and indemnify the Trust against, any loss that occurs as a result of the failure of any Foreign Sub-Custodian to exercise reasonable care with respect to the safekeeping of Securities and monies of the Trust. Notwithstanding the generality of the foregoing, however, the Custodian shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Trust's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's or its agent's control. This Section shall survive the termination of this Agreement.

    (g) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Trust and specifically allocated to a Fund are such as may properly be held by the Trust and specifically allocated to a Fund under the provisions of the Master Trust Agreement and the Prospectus.

    (h) Reliance on Certificates and Instructions. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Trust. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Trust agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

   (i) Overdraft Facility and Security for Payment. In the event that the Custodian is directed by Written Instruction (or Oral Instructions confirmed in writing in accordance with Section 11(h) hereof) to make any payment or transfer of monies on behalf of a Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Trust and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon in writing, from time to time, by the Custodian and the Trust. The Custodian and the Trust acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemption, to allow the settlement of foreign exchange contracts or to meet other emergency expenses not reasonably foreseeable by the Trust. The Custodian shall promptly notify the Trust in writing (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Trust and the Custodian may agree in writing. To secure payment of any Overdraft, the Trust hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in each Fund's account from time to time in the full amount of such Overdraft with respect to such Fund. Should the Fund fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Fund's account and to liquidate Securities in the account as is necessary to meet the Fund's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

    (j) Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust and by the appropriate employees of the Securities and Exchange Commission.

         The books and records pertaining to the Trust and each Fund, which are in the possession of the Custodian, shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Custodian's normal business hours upon reasonable notice in writing to the Custodian. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Custodian to the Trust or to an authorized representative of the Trust, at the Trust's expense.

         The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

   (k)  Confidentiality.   The Custodian agrees to keep confidential all
   records of the Trust and each Fund and information relative to the Trust and each Fund and the shareholders (past, present and potential) of each Fund, unless the release of such records or information is otherwise consented to, in writing, by the Trust. The Trust further agrees that, should the Custodian be required to provide such information or records to duly constituted domestic and foreign governmental authorities (who may institute civil or criminal contempt proceedings for failure to comply), the Custodian shall not be required to seek the Trust's consent prior to disclosing such information; provided that the Custodian gives the Trust prior written notice of the provision of such information and records.

   (l) Cooperation with Accountants.The Custodian shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

   (m) Disaster Recovery. The Custodian shall make reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failure, the Custodian shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

12. Term and Termination.

    (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until such time as this Agreement may be terminated in accordance with the provisions hereof.

    (b) Either of the parties hereto may terminate this Agreement with respect to any Fund by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a certified vote of the Board of Trustees of the Trust, electing to terminate this Agreement with respect to any Fund and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

         In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Trustees of the Trust, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Trust fails to designate a successor custodian for such Fund or Funds, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and monies then owned by the Trust, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust.

    (c)  Upon the date set forth in such notice under paragraph (b) of this
    Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian on behalf of the Trust and specifically allocated to the Fund, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

13. Limitation of Liability.

         The Trust and the Custodian agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust and the Funds covered under this Agreement, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Trust individually or to impose any liability on any of them or any shareholder of the Trust personally, but shall bind only the assets and property of the Trust and the Funds covered under this Agreement, as provided in the Master Trust Agreement.

        The Trust and the Custodian further agree that the obligations of the Trust under this Agreement with respect to any Fund shall be enforceable against the assets of that Fund only, and not against the assets of any other Fund.

14. Miscellaneous.

    (a) Annexed hereto as Appendix B is a certification signed by the Secretary of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

    (b) Annexed hereto as Appendix C is a certification signed by the Secretary of the Trust setting forth the names and the signatures of the present officers of the Trust. The Trust agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Trust or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of an officer as set forth in the last delivered certification.

    (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

    (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its offices at 333 South Grand Avenue, 32nd Floor, Los Angeles, California 90071 or at such other place as the Trust may from time to time designate in writing.

    (e) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement (i) authorized, or ratified and approved by a vote of the Board of Trustees of the Trust, including a majority of the members of the Board of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act), or (ii) authorized, or ratified and approved by such other procedures as may be permitted or required by the 1940 Act.

    (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a vote of the Board of Trustees of the Trust provided, however, that the Custodian may assign the Agreement to an Affiliated Person and any attempted assignment without such written consent shall be null and void. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

    (g) The Trust represents that a copy of the Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk.

    (h) This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

    (i) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

    (j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.


                       THE PAYDEN & RYGEL INVESTMENT GROUP, ON BEHALF OF THE FUNDS LISTED ON APPENDIX A


                       By:         s/ Joan A. Payden
                       Name:  Joan A. Payden
                       Title:      President



                       BOSTON SAFE DEPOSIT AND TRUST COMPANY


                       By:         s/ Christopher Healy
                       Name:  Christopher Healy
                       Title: Vice President

APPENDIX A


Market Return Fund
Limited Maturity Fund
Short Bond Fund
Intermediate Bond Fund
U.S. Treasury Fund
Short Duration Tax Exempt Fund
Tax Exempt Bond Fund
Global Fixed Income Fund
International Bond Fund
Investment Quality Bond Fund
Total Return Fund
Global Short Bond Fund
Growth & Income Fund
Global Balanced Fund
International Equity Fund

                                APPENDIX B



    I, Carole Trist, the Secretary of The Payden & Rygel Investment Group, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), do hereby certify that:

    The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Trust and the specimen signatures set forth opposite their respective names are their true and correct signatures:


       Name                       Signature


Joan A. Payden           s/Joan A. Payden


Lynn M. Bowker           s/Lynn M. Bowker


Carole Trist             s/Carole Trist


Scott A. King            s/Scott A. King


David L. Wagner          s/David L. Wagner


Steve D. Persky          s/Steve D. Persky


Matthew A. Constancio    s/Matthew A. Constancio



                              THE PAYDEN & RYGEL INVESTMENT GROUP



                         By:       s/ Carole Trist
                              Carole Trist, Secretary
                              Dated:   November 1, 1996

                                APPENDIX C



    I, Carole Trist, the Secretary of The Payden & Rygel Investment Group, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), do hereby certify that:

    The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's Master Trust Agreement and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name           Position                      Signature


Joan A. Payden                                   Chairman of the Board
s/Joan A. Payden
                         and President

Lynn M. Bowker           Vice President and Treasurer  s/Lynn M. Bowker

Carole Trist             Secretary                     s/Carole Trist

Scott A. King            Executive Vice President      s/Scott A. King

David L. Wagner          Vice President                s/David L. Wagner

Steve D. Persky          Vice President                s/Steve D. Persky

Matthew A. Constancio    Vice President                s/Matthew A. Constancio




                              THE PAYDEN & RYGEL INVESTMENT GROUP



                         By:       s/ Carole Trist
                              Carole Trist, Secretary
                              Dated:   November 1, 1996

                                SCHEDULE A


                   BOSTON SAFE DEPOSIT AND TRUST COMPANY

                           CUSTODY FEE SCHEDULE

                              September 1996


Custody Fees and Terms of Business:

Structural Charges

     $2,000 per USD fund
     $4,000 per Non-USD fund

Administrative Fee

       .5 basis point on all U.S. assets
     2.0 basis points on all Non-USD assets

Safekeeping & Transaction Fees:

     - Category 1
     United States                      $8 per book entry transaction
                                   $25 per physical transaction
     - Category II
     Australia
     Canada                             2.0 basis points on the market
value
     Cedel                              $20 per buy/sell transaction
     Euroclear
     Germany
     Japan
     South Africa
     United Kingdom

     - Category III
     Belgium                       3.5 basis points on the market value
     Ireland                            $40 per buy/sell transaction
     Netherlands
     Sweden
     Switzerland

Safekeeping Fees (continued)

     - Category IV
     Denmark                       6.0 basis points on market value
     Finland                            $50 per buy/sell transaction
     France
     Italy
     Mauritius
     Mexico
     New Zealand
     Norway
     Spain

     - Category V
     Austria                            12.0 basis points on market value
     Hong Kong                     $50 per buy/sell transaction
     Korea
     Philippines
     Singapore
     Thailand

     - Category VI
     Argentina                     20.0 basis points on market value
     Indonesia                     $60 per buy/sell transaction
     Malaysia
     Portugal
     Shanghai
     Shenzen
     Sri Lanka

     - Category VII
     Bangladesh                         40.0 basis points on market value
     Brazil                             $85 per buy/sell transaction
     Botswana
     Czech Republic
     Chile
     Colombia
     Cyprus
     Ghana
     Greece
     Hungary
     India
     Israel
     Jordan
     Luxembourg
     Pakistan
     Peru
Safekeeping Fees (category VII continued)

     Poland
     Slovakia
     Taiwan
     Trinidad/Tobago
     Turkey
     Uruguay
     Venezuela
     Zimbabwe
     Other Emerging Markets

Other Fees/Comments:
     -$30 per foreign exchange contract executed outside Boston Safe Deposit and Trust
     -$10.00 per wire transfer

Client Reporting Service                     User ID included in structural
charge

Check Writing Service                        $35   DDA monthly maintenance
                                   $12   per check (includes postage)
                                   $20   stop payment


Options and Futures                     $250 per broker relationship
                                   (Assumes utilization of Boston Safe
boilerplate                                       agreement)
                                   $30 per futures transaction
                                   $20 per margin variation wire
                                   $40 per options round-trip


- Any communication and hardware expenses incurred by Payden & Rygel required to support a data transmission between Boston Safe and any operating unit or agent of Payden & Rygel, including terminals, printers, leased lines, will be the responsibility of Payden & Rygel

- Boston Safe guarantees this fee schedule for three (3) years from inception, unless the service requirements change in a way that materially affects Boston Safe's responsibilities or costs.

- The minimum annual fee for custody related services is $10,000 per USD fund and $40,000 per Non-USD fund. However, the minimum annual fee per fund shall be waived, provided the aggregate custody revenue meets or exceeds the total of the individual fund minimums.

-    Fees are payable monthly or quarterly.



                                SCHEDULE B


     Boston Safe will pass through all out-of-pocket costs associated with international custody including, but not limited to, registration fees, stamp duties, etc.